UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

LA CORTEZ ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Bogotá, Colombia	N/A
(Address of principal executive offices)	(Zip code)

(941) 870-5433
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2011, our Board of Directors approved compensation for Nadine C. Smith’s continuing service as our Interim Chief Financial Officer.  Pursuant to a letter agreement between us and Ms. Smith, dated as of December 28, 2011, commencing effective December 1, 2011, we are now paying Ms. Smith $20,000 per month (prorated for any portion of a month; provided that if the Board of Directors determines to terminate her service as Interim Chief Financial Officer during any calendar month, we must pay her the full $20,000 for that month), payable in arrears, and subject to all required withholdings, until such time as we retain a permanent Chief Financial Officer or either our Board of Directors or Ms. Smith determines to terminate her service to us as Interim Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Letter Agreement with Nadine C. Smith, dated as of December 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA CORTEZ ENERGY, INC.

Date:	January 4, 2012	By:	/s/ Andres Gutierrez Rivera
Andres Gutierrez Rivera
President and Chief Executive Officer